The Royal Bank of Scotland plc is registered in Scotland No 90312
           Registered Office: 36 St Andrew Square, Edinburgh EH2 2YB
   Agency agreements exist between members of The Royal Bank of Scotland Group
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THIS IS AN  IMPORTANT  LETTER  WHICH SETS OUT THE TERMS AND  CONDITIONS  OF YOUR
GROUP OVERDRAFT FACILITY. PLEASE NOTE THAT OVERDRAFTS ARE REPAYABLE ON DEMAND. WE RECOMMEND THAT YOU TAKE INDEPENDENT LEGAL ADVICE IF YOU HAVE ANY DOUBTS REGARDING THE TERMS AND CONDITIONS OF THE FACILITY.
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                                                      The Royal Bank of Scotland
                                                         Solent Corporate Centre
Date: 6th March 2006              Address: 3 Hampshire Business Park, PO Box 462
                                                    Templars Way, Chandlers Ford
                                                                  Hants SO53 3RY
Private & Confidential                           Telephone:       023 8024 2163
----------------------

Vicon Industries Limited
Company Number 1551194
Brunel Way,
Segensworth East,
Fareham,
Hampshire,
PO15 5TX




Dear Sirs


Multi-Currency Overdraft Facility
Account Holding Branch/Office:
Portsmouth Commercial Road Branch (sorting code 56 00 64)

I write to advise the terms and conditions upon which The Royal Bank of Scotland plc ("RBS") acting as agent for National Westminster Bank Plc is willing to make available to you a multi-currency overdraft facility for the purpose of your business.

1    Definitions

1.1  In  this  letter  the  following   expressions  shall  have  the  following
     meanings:-

     "Bank" means National Westminster Bank Plc, which is the lender under this letter, and the "Bank" means its successors and assigns;

     "euro" means the single currency adopted or to be adopted by participating member states under the Treaty establishing the European Union;

     "Facility" means the multi-currency overdraft facility made available or to be made available on the terms and conditions set out in this letter;

     "Facility Accounts" means the Sterling Current Account and the Foreign Currency Current Account;

     "Facility Limit" means (pound)1,000,000;

     "Foreign Currency Accounts" means the Foreign Currency Creditor Account and the Foreign Currency Current Account;

     "Foreign Currency" means any non-Sterling currency (including the euro) which is freely convertible into Sterling and readily available in the London Interbank Market;

     "Foreign Currency Creditor Account" means the deposit account denominated in United States Dollars referenced 140-01-06101445 (or as amended from time to time pursuant to Clause 12.5);

     "Foreign Currency Current Account" means the current account denominated in euros referenced 550-00-06854451 (or as amended from time to time pursuant to Clause 12.5) on which the Facility is made available;
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     "Sterling" means the lawful  currency of the United Kingdom;

     "Sterling Current Account" means the current account denominated in Sterling on which the Facility is made available, referenced account number 01144642 (or as amended from time to time pursuant to Clause 12.5); and

     "United States Dollars" and "US$" mean the lawful currency of the United States of America.

Overdraft Limit(s) and Utilisation

1.2 The Facility may be utilised by overdrawing the Facility Accounts up to the Facility Limit. The Facility Limit must not at any time be exceeded.

1.3  For the purpose of calculating utilisation of the Facility:-

     (a) any credit balances on the Foreign Currency Accounts will be netted against any debit balance on the Foreign Currency Accounts in the same Foreign Currency; then

     (b) the Sterling equivalent of the net balances on the Foreign Currency Accounts shall be calculated by reference to the prevailing market rate of exchange; and then

     (c) the Sterling equivalent of the net balances on the Foreign Currency Accounts will be netted against (or aggregated with) the balance on the Sterling Current Account.

1.4 The Bank may decline to pay a cheque (or allow any other payment or withdrawal) from a Facility Account (whether in credit or debit) which would result in the Facility Limit being exceeded.

1.5 If the Bank does pay a cheque (or allows any other payment or withdrawal) resulting in the Facility Limit being exceeded it will not mean that the Facility Limit has changed or that the Bank will agree to pay any other cheque (or allow any other payment or withdrawal) which would have that effect.

1.6 The Bank may disregard any uncleared credits for the purposes of calculating the utilisation of the Facility (and any interest payable). If however the Bank does pay a cheque (or allows any other payment or withdrawal) against uncleared credits this does not mean that it is bound to do so at other times.

Creditor Account

The Foreign Currency Creditor Account should remain in credit at all times and the Bank may decline to pay a cheque (or allow any other payment or withdrawal) which could result in a cleared debtor balance. If the Bank does pay a cheque (or allows any other payment or withdrawal) resulting in a cleared debtor balance it will not mean that a borrowing facility has been established or that the Bank will agree to pay any other cheque (or allow any other payment or withdrawal) which would have the same effect. 2 Preconditions

2.1 The Bank will not be obliged to make the Facility available until the following conditions have been met:-

     (a) any security required in terms of Clause 9 of this letter has been valued and completed to the Bank's satisfaction; and

     (b) you have accepted the Facility on the terms and conditions set out in this letter by returning the duplicate of this letter with the acknowledgement duly signed, within 28 days of the date of this letter.

3    Availability

3.1 The Facility is repayable upon demand in accordance with normal banking practice and the Facility can be unconditionally cancelled by the Bank at any time.

3.2 Subject to the Bank's rights under Clause 5.1 the Facility will be available until notification to you by the Bank of its intention to cancel the Facility. Without prejudice to the Bank's rights under this Clause the Facility will be subject to review on at least an annual basis.

3.3 The Bank will always give notification of its intention to place a restriction on your ability to make drawings on the Facility.

3.4 You may at any time advise us in writing that the Facility is no longer required.

4    Set Off, Retention and Appropriation

4.1 In addition to any other rights to which it may be entitled, including rights under any guarantee or security, the Bank may retain, set off or appropriate any credit balances (whether current or not yet due) either on the Facility Accounts, the Foreign Currency Creditor Account or any other accounts you may have with the Bank against any debit balances on any such accounts, or any other obligations you may owe to the Bank whether present, future, actual or contingent.

4.2 The Bank may exercise any of these rights without prior notice both before and after demand and in so doing may, where required, convert between currencies at the prevailing market rate of exchange.

5    Interest

Sterling Current Account

5.1 Interest will be charged separately by the Bank on the cleared debtor balance of the Sterling Current Account as follows:-

     (a) for borrowing up to the Facility Limit, at a rate which is equivalent to 1.5% per annum over the Bank's Sterling Base Rate; and

     (b) for borrowing in excess of the Facility Limit, at a rate which is equivalent to 4.5% per annum over the Bank's Sterling Base Rate.

          The Bank's Sterling Base Rate as at 2nd March 2006 was 4.5% per annum. Changes to the Bank's Sterling Base Rate may be made at any time and with immediate effect, such changes being advised by way of press notice.

5.2 Such interest will be calculated both before and after demand, decree or judgement on a daily basis and a year of 365 days and debited by the Bank to the Sterling Current Account quarterly on the final business day of March, June, September and December (or such other dates as the Bank may advise from time to time).

Foreign Currency Current Account

5.3 Interest on any debtor balance on the Foreign Currency Current Account will be charged at 1.5% per annum over the Bank's relevant Currency Lending Rate. The Bank's Currency Lending Rates are variable and will therefore change from time to time.

5.4 Such interest will be calculated on the Foreign Currency Current Account both before and after demand, judgement or decree on a daily basis and a year of 360 days (or such other period as reflects market convention in the relevant currency) and shall be debited to the Foreign Currency Current Account quarterly on the first business day of March, June, September and December.

6 Costs

6.1 An arrangement fee of (pound)1,850 is payable and will be debited to Sterling Current Account 01144642 following receipt by the Bank of your acceptance of the terms and conditions of the Facility as set out in this letter or following your first utilisation of the Facility, whichever is the earlier. You will also be responsible for paying any costs incurred by the Bank in connection with the Facility whether as a result of you breaking the terms of the Facility or not. These costs will include (but not be limited to) costs of taking and discharging any security; taking steps, including court action, to obtain payment; enforcing and/or preserving the Bank's rights under any security held for the Facility; tracing you if you change address without notice and communicating with you if you break the terms of the Facility. If such costs remain unpaid then they may be debited by the Bank to any of the Facility Accounts or the Foreign Currency Creditor Account.

6.2 Further fees will be payable from time to time in respect of the Bank reviewing the operation and ongoing availability of the Facility and you will be advised by the Bank at least 14 days in advance of any such fee being payable.

7 Security

7.1  The Facility will be secured by the following:-

     (a)  the existing available security held by the Bank as follows:-

          (i)  a Debenture by you;

          (ii) a first Legal Charge over Site P3, Brunel Way, Segensworth Industrial Estate, Segensworth East, Fareham PO15 5TX and its associated assets; and

     (b)  all further available security which the Bank may in future obtain.

7.2 Any additional security will require to be granted in the Bank's preferred form. The value of the security will be reviewed regularly and, without prejudice to its overriding right to call for repayment on demand, the Bank may seek additional security if there is a significant drop in the value of the security held.

8 Financial Information

8.1 To enable the Bank to monitor the Facility you will provide:-

     (a) as soon as they become available but in any event within 180 days after the end of your financial year, your audited financial statements and the audited financial statements of any company which is or becomes your subsidiary within the meaning of Section 736 of the Companies Act 1985 for that year;

     (b) as soon as they become available but in any event within 21 days after the end of the financial period to which they relate and in a format acceptable to the Bank, your monthly management accounts incorporating balance sheet, profit and loss account and aged list of debtors and creditors (the "Management Accounts");

     (c) promptly, all notices or other documents sent by you to your shareholders and/or creditors; and

     (d) promptly, such further information regarding your financial condition and operations as the Bank may reasonably request.

8.2 All accounts and other financial information provided to the Bank will be prepared consistently and in accordance with generally accepted accounting standards.

9 Financial Performance

9.1  The  financial   statements  and   Management   Accounts  will  require  to
     demonstrate that on the last day of the period covered by the relevant statements/accounts:-

     (a) Overdraft Utilisation was not more than 40% of the aggregate of Debtors and Stock less all sums due to preferential creditors; and

     (b)  Overdraft Utilisation was not more than 66% Debtors

          failing which, without prejudice to the Bank's overriding right to call for repayment on demand, the Bank, after due notice, may amend, restrict or withdraw the Facility.

9.2  For the purpose of this Clause the following definitions shall apply:-

          "Debtors" means the value of your trade debtors aged less than 90 days excluding, as determined by the Bank (a) inter company debtors, (b) debtors who are also creditors and (c) debtors in dispute or known to be doubtful.

          "Overdraft Utilisation" means the utilisation of the facility as calculated pursuant to Clause 2.2 as at the close of business on the final business day of the period covered by the financial statements or Management Accounts.

          "Stock" means the value of trade stock (at the lower of cost and net realisable value) excluding (a) obsolete stock, (b) work in progress and (c) such other stock as the Bank may reasonably decide to exclude.

10 Miscellaneous

10.1 The Bank may debit any of the Facility Accounts in accordance with the terms of Clauses 7 and 8 of this letter even if it results in the Facility Limit being exceeded.

10.2 These terms and conditions will not be affected in any way by any of the Facility Accounts or the Foreign Currency Creditor Account being allocated another account number/reference by the Bank or being transferred to another branch, office or department of the Bank.

10.3 The Bank may change any of these terms and conditions by giving at least 30 days' written notice to you.

10.4 In the event of the Bank demanding repayment of the Facility in terms of Clause 5 of this letter:-

     (a) subject to Sub-Clause 12.4(c) below, you will require to repay any debtor balance on the Foreign Currency Accounts in immediately available funds of the relevant Foreign Currency (or such other funds as may for the time being be customary for the settlement of international banking transactions in such Foreign Currency);

     (b) all payments under the Facility will require to be made without set off or counterclaim and free and clear of any deduction, whether of present or future taxes, stamp duty or other charges unless you are required by law to make such payment subject to any deduction or withholding in which case the relevant payment will require to be increased to the extent necessary to ensure that the Bank receives a sum equal to the sum which it would have received had you not been required to make such a deduction or withholding;

     (c) the Bank reserves the right, at any time after the serving of demand, to convert any balance on the Foreign Currency Accounts (together with any accrued interest and unpaid costs, charges, fees and expenses denominated in Foreign Currency) to Sterling at the prevailing market rate of exchange and pass a corresponding debit against the Sterling Current Account.

10.5 Any requests for the addition of Facility Accounts and/or Foreign Currency Creditor Accounts to the Facility must be in writing (in the case of Foreign Currency Accounts, using the relevant application form required by the Bank), will be at the Bank's sole discretion and may be subject to these terms and conditions being suitably amended to the Bank's satisfaction.

10.6 RBS may act as agent for the Bank in connection with the administration of the Facility.

Please indicate acceptance of the above terms and conditions by arranging for the acknowledgement on the duplicate of this letter to be signed and returned to me. The Bank will not be obliged to provide the Facility until the acknowledgement on the duplicate of this letter has been returned duly signed.

The Bank may, at its option, treat any usage of the Facility as acceptance (without amendment) of the terms and conditions of this letter.

Please do not hesitate to contact me if you require clarification of any of the above terms and conditions.


Yours faithfully

For and on behalf of RBS acting as agent for the Bank




/s/ Neil Holloway
-------------------------------------------
Neil Holloway
Relationship Director


Having decided that the proposed Facility is appropriate and in the interests of Vicon Industries Limited, the Facility is hereby accepted on the above terms and conditions.

For and on behalf of Vicon Industries Limited



              /s/ Christopher J. Wall
Signature/s   ..........................         Date/s ........................



              ..........................                ........................


59246/CCD/SC/NWSOCO


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